
<ARTICLE>      5
<MULTIPLIER>   1,000

<PERIOD-TYPE>                               YEAR
<FISCAL-YEAR-END>                           DEC-31-1995
<PERIOD-END>                                DEC-31-1995
<CASH>                                    514
<SECURITIES>                                0
<RECEIVABLES>                           2,351
<ALLOWANCES>                                0
<INVENTORY>                                 0
<CURRENT-ASSETS><F1>                        0
<PP&E>                                174,392
<DEPRECIATION>                         39,430
<TOTAL-ASSETS>                        182,521
<CURRENT-LIABILITIES><F1>                   0
<BONDS>                               122,391
<COMMON>                                   60
<PREFERRED-MANDATORY>                       0
<PREFERRED>                                 0
<OTHER-SE>                             20,878
<TOTAL-LIABILITY-AND-EQUITY>          182,521
<SALES>                                     0
<TOTAL-REVENUES>                       29,593
<CGS>                                       0
<TOTAL-COSTS>                          26,431
<OTHER-EXPENSES>                          718
<LOSS-PROVISION>                            0
<INTEREST-EXPENSE>                     11,928
<INCOME-PRETAX>                         3,165
<INCOME-TAX>                                0
<INCOME-CONTINUING>                     3,165
<DISCONTINUED>                              0
<EXTRAORDINARY>                             0
<CHANGES>                                 612
<NET-INCOME>                            3,777
<EPS-PRIMARY>                             .61
<EPS-DILUTED>                             .61

<F1> Mid-Atlantic Realty Trust (MART) is in the specialized real estate
<F1> industry for which the current/noncurrent distinction is deemed in
<F1> practice to have little or no relevance.  Therefore, MART prepares
<F1> unclassified balance sheets which do not report current assets or
<F1> current liabilities.

